Exhibit 10.11

California
Loan No. C-337084	PROMISSORY NOTE

$13,250,000.00	Dated as of October 25, 2004

For value received, the undersigned, herein called “Borrower,” promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note, is hereinafter referred to as “Lender”, at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of THIRTEEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

Interest shall accrue from the date of advance until maturity at the rate of four and seventy-nine hundredths percent (4.79%) per annum (the “Interest Rate”).

Accrued interest only on the amount advanced shall be paid monthly on the first day of each month until maturity.

Interest will be calculated assuming each month contains thirty (30) days and each calendar year contains three hundred sixty (360) days. In the event of a partial month, however, interest for such month will be calculated based on the actual number of days the principal balance of this note is outstanding in the partial month and the actual number of days in the respective calendar year.

Payments shall be made directly to Lender by electronic transfer of funds using the Automated Clearing House System. All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on November 1,2011 (the “Maturity Date”).

Provided the amount evidenced by this note is fully advanced to Borrower, Borrower shall have the right, upon not less than ten (10) business days prior written notice, of paying this note in full with a prepayment fee. Borrower’s failure to prepay within twenty (20) business days of the date of Borrower’s written notice of prepayment shall be deemed a withdrawal of Borrower’s notice of prepayment, and Borrower shall be required to submit another written notice of prepayment pursuant to the terms and conditions set forth in this note if Borrower thereafter elects to prepay this note. This prepayment fee represents consideration to Lender for loss of yield and reinvestment. The prepayment fee shall be the greater of Yield Maintenance or 1% of the outstanding principal balance of this note.

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“Yield Maintenance” means the amount, if any, by which

(i)	the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Average Life of the Outstanding Indebtedness (as hereinafter defined) as reported by The Wall Street Journal dated one (1) business day preceding the date of prepayment; exceeds

(ii)	the outstanding principal balance of this note (exclusive of all accrued interest).

If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the linearly interpolated per annum effective yield of the two Treasury Constant Maturity Series yields having maturity dates most nearly equivalent to the remaining Average Life of the Outstanding Indebtedness reported, for the latest day for which such yields shall have been so reported, as of one (1) business day preceding the prepayment date, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations.

“Average Life of the Outstanding Indebtedness” means the weighted-average time for the return of the then-remaining principal balance of the Indebtedness (as hereinafter defined) as of the date of prepayment.

“Then Remaining Payments” means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note.

“Most Recently Auctioned United States Treasury Obligations” means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole indebtedness evidenced by this note, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the prepayment fee required under the prepayment in full privilege recited above or, if such prepayment occurs prior to October 31, 2005 and results

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from an Event of Default followed by an acceleration of the whole indebtedness, then such payment will, to the extent not prohibited by law, include a prepayment fee equal to the greater of Yield Maintenance or 6% of the outstanding principal balance of this note.

In the event of a partial prepayment of this note for any reason contemplated in the Loan Documents (as defined in the Lien Instrument), the prepayment fee, if required, shall be an amount equal to the prepayment fee if this note were prepaid in full, multiplied by a fraction, the numerator of which shall be the principal amount prepaid and the denominator of which shall be the outstanding principal balance of this note immediately preceding the partial prepayment date.

Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents, this note may be prepaid in full at any time, without a prepayment fee, during the last sixty (60) days of the term of this note.

By signing immediately below, Borrower hereby acknowledges the provisions of this note relating to prepayments of the indebtedness evidenced by this note and the application of these provisions to prepayments on acceleration of the indebtedness hereunder. Specifically, but without limiting the generality of the foregoing, Borrower has separately signed below in compliance with the provisions of California Civil Code Section 2954.10, to the extent applicable to Borrower. Borrower hereby acknowledges that this waiver is supported by evidence of a course of conduct by Lender of individual weight given to the consideration in the loan transaction evidenced by this note for the waiver and agreement of Borrower contained herein.

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Acknowledgment by Borrower of Prepayment Provisions.

SIGNATURE OF BORROWER:

CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	CB Richard Ellis Realty Trust, a Maryland real estate investment trust, its general partner

By:
	Name:	Jack A. Cuneo
	Its:	President

Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Lien Instrument entitled “Financial Statements”.

This note is secured by certain property (the “Property”) in the City of San Diego, County of San Diego, State of California described in a Deed of Trust and Security Agreement (the “Lien Instrument”) of even date herewith executed by CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as Trustee for THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

All parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instrument; and agree to pay reasonable attorneys’ fees and expenses of collection in case this note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys’ fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

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All amounts due Lender including principal and, to the extent permitted by applicable law, interest not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), other than principal becoming due by reason of acceleration by Lender of the unpaid balance of this note, shall bear interest from the due date thereof until paid at the Default Rate. “Default Rate” means the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

No provision of this note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. Any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this note immediately upon Lender’s awareness of the collection of such excess.

Nothing herein contained shall limit the rights of Lender under California Code of Civil Procedure Section 726.5 or under any other statute, case or other law which gives Lender the right to waive its lien against environmentally impaired property and pursue the rights of an unsecured creditor or otherwise obtain a money judgment against Borrower.

Notwithstanding any provision contained herein or in the Lien Instrument to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Lien Instrument (collectively, the “Indebtedness”), its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Lien Instrument), (ii) under separate guarantees, if any, (iii) under any of the other Loan Documents (as defined in the Lien Instrument) and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

(i)	shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Lien Instrument; and

(ii)	shall not prevent Lender from seeking and obtaining a judgment against Borrower, and Borrower shall be personally liable, for the Recourse Obligations.

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“Recourse Obligations” means

(a) rents and other income from the Property received by Borrower or those acting on behalf of Borrower from and after the date of any default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on this note or to reasonable operating expenses of the Property;

(b) amounts necessary to repair any damage to the Property caused by the intentional acts or gross negligence of Borrower or those acting on behalf of Borrower;

(c) insurance loss proceeds and Condemnation Proceeds (as defined in the Lien Instrument) released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application;

(d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrower in carrying all insurance required by Lender;

(e) damages suffered by Lender as a result of fraud or material misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower;

(f) amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender by Borrower pursuant to the provisions of the Lien Instrument following the caption entitled “Deposits by Grantor”), and amounts required to fulfill Borrower’s obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on, the Conveyance Date;

(g) all security deposits under leases of the Property or any portion of the Property collected by Borrower, any agent of Borrower or any predecessor of Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all advance rents collected by Borrower, any agent of Borrower or any predecessor of Borrower and not applied in accordance with the leases of the Property or delivered to Lender;

(h) all outstanding amounts due under the Indebtedness, including principal, interest, and other charges if there shall be a violation of any of the provisions of the Lien Instrument following the caption entitled “Prohibition on Transfer”; and

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(i) losses incurred by Lender as a result of Borrower’s failure to fully perform its obligations as landlord under the REMEC Leases (as hereinafter defined).

“Conveyance Date” means (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (b) the date on which Borrower’s statutory right of redemption shall expire or be waived or (ii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

“REMEC Leases” means each of the four (4) leases between WS Roscoe, LLC, Borrower’s predecessor-in-interest, as landlord, and REMEC, Inc. and Remec Microwave, Inc. n/k/a REMEC Defense and Space, Inc. dated April, 2003.

All notices, demands, requests and consents permitted or required under this note shall be given in the manner prescribed in the Lien Instrument.

This note, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the State of California.

CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	CB Richard Ellis Realty Trust, a Maryland real estate investment trust, its general partner

By:
	Name:	Jack A. Cuneo
	Its:	President

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